Exhibit 99.1

Courier Sales, Income Up in Third Quarter

Book Manufacturing Gains Fuel Additional Investment in Capacity

NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--July 20, 2010--Courier Corporation (Nasdaq: CRRC), one of America’s leading book manufacturers and specialty publishers, today announced results for the quarter ended June 26, 2010, the third quarter of its 2010 fiscal year. Despite a sluggish economy and a highly competitive sales environment, Courier posted gains in revenue and net income both for the quarter and for the year to date. Revenues for the quarter were $64.9 million, up 6% from last year’s third-quarter sales of $61.4 million. Third-quarter net income was $1.8 million or $.15 per diluted share, versus $1.6 million or $.14 per diluted share in fiscal 2009.

For the first nine months of fiscal 2010, Courier sales were $186.9 million, up 4% from $180.4 million in 2009. Net income through nine months was $6.0 million or $.50 per diluted share, versus $3.6 million or $.31 per diluted share last year, excluding restructuring and impairment charges of $19.4 million incurred last year. Including those charges, Courier reported a net loss for the first nine months of fiscal 2009 of $8.9 million or $.75 per diluted share. Details of last year’s restructuring and impairment charges can be found in the table at the end of this release.

Third-quarter sales were up in all three of Courier’s principal book manufacturing markets of education, religion and specialty trade. In the company’s publishing segment, sales were up at Research & Education Association (REA) but down at Dover Publications and Creative Homeowner, reflecting weak consumer spending and continuing caution among book retailers.

Demand for four-color textbooks was particularly strong. Courier’s Kendallville, Indiana four-color plant ran nearly at capacity through much of the quarter, and the company’s Massachusetts-based digital print operation began four-color production, ramping up smoothly, ahead of previous expectations. In anticipation of continued growth in four-color books, short-run editions and customized content, the company announced plans to expand capacity at both plants over the coming year.

“With consumers and businesses still skittish about the economy, we expected a challenging quarter,” said Courier Chairman and Chief Executive Officer James F. Conway III. “Fortunately, we were able to play to our strengths as a book manufacturer while modestly improving financial performance in our publishing segment despite the soft retail environment.

“At the same time, we kept our eye on the longer-term outlook and continued to build on what is already an exceptionally efficient array of manufacturing capabilities. Working closely with HP, we brought our digital inkjet system up to speed in one-color, then moved on to four-color production with a minimum of startup pains. In addition, having committed to a fourth high-speed manroland press in April to serve our burgeoning business in four-color textbooks, we have now reached agreement on a second digital system from HP, which will enable us to deliver offset quality across a growing range of short-run applications.

“Our publishing businesses still face an uncertain sales environment and a persistent shortfall in consumer confidence. In response, we continue to tailor both our titles and our promotions to capture the positives within that environment. And we continue to find new ways to make our publishing operations nimbler and more efficient, from innovations in web marketing to a recent consolidation of distribution facilities. I am confident that when the environment improves, we will be ready to take advantage of it.

“In the meantime, our balance sheet remains strong, with debt still at a modest level despite this new round of technology investment. In keeping with our performance and prospects, I’m pleased to announce that once again, Courier’s Board of Directors has voted to declare our regular quarterly dividend of $.21 per common share.”

Book manufacturing: four-color growth drives expansion plans

Courier’s book manufacturing segment had third-quarter sales of $56.8 million, up 8% from $52.7 million in fiscal 2009’s third quarter. The segment’s operating income was $3.7 million, virtually flat from last year’s third quarter. Gross profit in the segment was $10.0 million, or 18% of sales, versus $9.9 million, or 19% of sales, in the third quarter of fiscal 2009, reflecting the very competitive pricing environment as well as approximately $500,000 in startup costs related to the company’s new digital operation, Courier Digital Solutions.

For the first nine months of fiscal 2010, book manufacturing sales were $161.7 million, up 5% from the first nine months of fiscal 2009. Nine-month operating income in the segment was $12.2 million, up 22% from $10.0 million last year excluding restructuring costs, or $6.7 million including those costs. The segment’s gross profit through nine months was $32.8 million or 20% of sales, up from $29.3 million or 19% of sales last year excluding restructuring costs.

The book manufacturing segment focuses on three publishing markets: education, religion, and specialty trade. Sales to the education market were up 7% in the quarter and up 6% year-to-date, with increases at both the college and elementary/high school levels. Sales to the specialty trade market were up 22% from last year’s third quarter and up 9% for the first nine months of fiscal 2010, helped by growth in new accounts, computer game books and other four-color work. Sales to the religious market were up 1% from last year’s third quarter and up 5% through nine months.

“As indicated last quarter, robust demand for four-color textbooks kept us busy throughout the spring,” said Mr. Conway. “But we also found time to complete our integration of HP digital printing technology and Highcrest Media. The result is an exceptionally powerful combination of software and production solutions for our customers. Our decision to order a second HP system reflects both the smooth startup of the first one and our growing appreciation of its versatility and value based on the books it’s already producing for Dover.”

Specialty publishing: consumer caution slows sales

Courier’s specialty publishing segment includes three businesses: Dover Publications, a niche publisher with thousands of titles in dozens of specialty trade markets; Research & Education Association (REA), a publisher of test preparation books and study guides; and Creative Homeowner, which publishes books on home design, decorating, landscaping and gardening.

Third-quarter revenues for the segment were $10.9 million, down 4% from $11.3 million in last year’s third quarter. REA continued to perform well, with sales up 2% in the quarter and up 22% through the first nine months of fiscal 2010. Sales at Dover were down 6% in the quarter, but up 3% year-to-date. Creative Homeowner sales were down 4% in the quarter and down 28% through nine months, reflecting continued weakness in home center sales as well as the absence of revenues from a book distribution service Creative Homeowner exited in fiscal 2009. However, Creative Homeowner’s third-quarter operating loss of $406,000 was 30% less than its loss in last year’s third quarter. Overall, the segment lost $424,000 in the quarter, versus an operating loss of $624,000 a year earlier.

For the first nine months of fiscal 2010, specialty publishing sales were $34.1 million, down 2% from $34.9 million in fiscal 2009. The segment’s nine-month operating loss was $925,000, with excellent results at REA offset by losses at Dover and Creative Homeowner. For the first nine months of fiscal 2009, the segment’s operating loss was $3.1 million, including $500,000 in restructuring costs.

“Given the uneven state of the recovery, many consumers chose to stay on the sidelines,” said Mr. Conway. “Only REA, with its very targeted offering, was able to extend its gains into the third quarter. The uncertain housing market continued to hamper Creative Homeowner sales. At Dover, children’s books and math and science titles did well, but others were off as caution prevailed among readers and retailers. We did make progress behind the scenes, deploying much-improved Web marketing technology at Dover and a more economical distribution solution for Creative Homeowner. We also began taking advantage of the quality and cost benefits of our new digital inkjet system to inject new life into Dover’s backlist. We’ll do more of that in coming quarters as we continue to execute efficiently while positioning ourselves for the fall season.”

Outlook

“We enter the fourth quarter pleased with our continued growth in four-color business for the education and trade markets,” said Mr. Conway. “But the sales environment remains challenging for publishers of all kinds, including our own brands. As a result, we expect competition to remain keen everywhere on the manufacturing side. At the same time, I’m confident that our balanced addition of short- and long-run, one- to four-color capacity will help us improve our margins, increase our market share and extend our widely recognized service edge in our chosen segments of the book industry. Our strategy of focusing on long-term markets, anticipating customer needs and operating with exceptional efficiency should continue to deliver the returns our shareholders expect.

“For fiscal 2010 overall, we expect to achieve total sales of between $258 million and $263 million. We expect earnings per diluted share of between $.80 and $.95, after allowing for approximately $.05 to $.07 per share from startup costs related to our digital print operation. This compares with fiscal 2009 earnings of $.86 per diluted share, excluding restructuring and impairment charges.

“Factors not incorporated into our guidance include the potential impact of continued weakness in the credit markets on customers, competitors and vendors in both of our business segments, and the possibility of future impairment or restructuring charges.

“In addition to measuring our performance by generally accepted accounting principles, we also track several non-GAAP measures including EBITDA (earnings before interest, taxes, depreciation and amortization) as an additional indicator of the company's operating cash flow performance. This measure should be considered in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. In fiscal 2010, we expect EBITDA to be between $38 million and $41 million, compared to $37 million, excluding impairment and restructuring charges in fiscal 2009.”

About Courier Corporation

Courier Corporation prints, publishes and sells books. Headquartered in North Chelmsford, Massachusetts, Courier has two business segments, full-service book manufacturing and specialty book publishing. For more information, visit www.courier.com.

This news release includes forward-looking statements. Statements that describe future expectations, plans or strategies are considered “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Some of the factors that could affect actual results include, among others, changes in customers’ demand for the Company’s products, including seasonal changes in customer orders and shifting orders to lower cost regions, changes in market growth rates, changes in raw material costs and availability, pricing actions by competitors and other competitive pressures in the markets in which the Company competes, consolidation among customers and competitors, success in the execution of acquisitions and the performance and integration of acquired businesses including carrying value of intangible assets, restructuring and impairment charges required under generally accepted accounting principles, changes in operating expenses including medical and energy costs, changes in technology including migration from paper-based books to digital, difficulties in the start up of new equipment or information technology systems, changes in copyright laws, changes in consumer product safety regulations, changes in environmental regulations, changes in tax regulations, changes in the Company’s effective income tax rate and general changes in economic conditions, including currency fluctuations, changes in interest rates, changes in consumer confidence, changes in the housing market, and tightness in the credit markets. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

COURIER CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	QUARTER ENDED		NINE MONTHS ENDED
	June 26,	June 27,	June 26,	June 27,
	2010	2009	2010	2009

Net sales	$64,919	$61,390	$186,902	$180,397
Cost of sales	51,036	47,313	141,423	141,269

Gross profit	13,883	14,077	45,479	39,128

Selling and administrative expenses	10,877	11,305	35,374	36,462
Impairment charge (1)	-	-	-	15,607

Operating income (loss)	3,006	2,772	10,105	(12,941)

Interest expense, net	130	153	367	574

Income (loss) before taxes	2,876	2,619	9,738	(13,515)

Income tax provision (benefit)	1,106	1,007	3,749	(4,657)

Net income (loss)	$1,770	$1,612	$5,989	($8,858)

Net income (loss) per diluted share	$0.15	$0.14	$0.50	($0.75)

Cash dividends declared per share	$0.21	$0.21	$0.63	$0.63

Wtd. average diluted shares outstanding	11,962	11,871	11,937	11,844

SEGMENT INFORMATION:

Net sales:
Book Manufacturing	$56,838	$52,691	$161,659	$153,472
Specialty Publishing	10,854	11,327	34,136	34,888
Elimination of intersegment sales	(2,773)	(2,628)	(8,893)	(7,963)
Total	$64,919	$61,390	$186,902	$180,397

Operating income (loss):
Book Manufacturing	$3,727	$3,740	$12,224	$6,676
Specialty Publishing	(424)	(624)	(925)	(3,117)
Impairment charge (1)	-	-	-	(15,607)
Stock based compensation	(329)	(347)	(1,012)	(1,072)
Intersegment profit	32	3	(182)	179
Total	$3,006	$2,772	$10,105	($12,941)

(1) This amount represents a non-cash pre-tax impairment charge related to Dover Publications, Inc. which, on an after-tax basis, was $10.1 million, or $0.86 per diluted share.

COURIER CORPORATION
SEGMENT RESULTS OF OPERATIONS (Unaudited)
(In thousands)

BOOK MANUFACTURING SEGMENT	QUARTER ENDED		NINE MONTHS ENDED
	June 26,	June 27,	June 26,	June 27,
	2010	2009	2010	2009

Net sales	$56,838	$52,691	$161,659	$153,472
Cost of sales	46,847	42,824	128,856	126,964

Gross profit	9,991	9,867	32,803	26,508

Selling and administrative expenses	6,264	6,127	20,579	19,832

Operating income	$3,727	$3,740	$12,224	$6,676

SPECIALTY PUBLISHING SEGMENT	QUARTER ENDED		NINE MONTHS ENDED
	June 26,	June 27,	June 26,	June 27,
	2010	2009	2010	2009

Net sales	$10,854	$11,327	$34,136	$34,888
Cost of sales	6,992	7,120	21,276	22,447

Gross profit	3,862	4,207	12,860	12,441

Selling and administrative expenses	4,286	4,831	13,785	15,558

Operating income (loss)	($424)	($624)	($925)	($3,117)

COURIER CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited)
(In thousands)

	June 26,	September 26,
ASSETS	2010	2009

Current assets:
Cash and cash equivalents	$113	$492
Investments	1,064	1,017
Accounts receivable	36,340	34,176
Inventories	40,724	38,026
Deferred income taxes	4,675	4,462
Other current assets	1,996	1,404
Total current assets	84,912	79,577

Property, plant and equipment, net	91,046	89,754
Goodwill and other intangibles	31,816	28,700
Prepublication costs	8,426	9,194
Other assets	1,263	1,212

Total assets	$217,463	$208,437

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current maturities of long-term debt	$778	$96
Accounts payable	11,270	10,974
Accrued taxes	441	3,032
Other current liabilities	14,588	13,048
Total current liabilities	27,077	27,150

Long-term debt	21,651	13,514
Deferred income taxes	1,064	177
Other liabilities	3,515	3,006

Total liabilities	53,307	43,847

Total stockholders' equity	164,156	164,590

Total liabilities and stockholders' equity	$217,463	$208,437

COURIER CORPORATION
CONSOLIDATED STATEMENTS OF FREE CASH FLOW (Unaudited)
(In thousands)

	For the Nine Months Ended
	June 26,	June 27,
	2010	2009

Operating activities:
Net income (loss)	$5,989	($8,858)
Adjustments to reconcile net income (loss) to
cash provided from operating activities:
Depreciation and amortization	15,527	15,824
Impairment charge	-	15,607
Stock based compensation	1,012	1,073
Deferred income taxes	674	(3,813)
Changes in working capital	(6,418)	(4,737)
Other, net	(432)	(150)

Cash provided from operating activities	16,352	14,946

Investments in organic growth:
Capital expenditures	(12,635)	(5,601)
Prepublication costs	(3,151)	(3,119)
Proceeds from disposition of assets	590	-

Free cash flow	1,156	6,226

Other investing and financing activities:
Long-term borrowings, net	8,819	878
Cash dividends	(7,548)	(7,495)
Proceeds from stock plans	241	412
Business acquisition, net of cash acquired	(3,000)	-
Other	(47)	(72)

Cash used for other investing and financing activities	(1,535)	(6,277)

Decrease in cash and cash equivalents	($379)	($51)

RECONCILIATION TO GAAP PRESENTATION

Investing activities:
Capital expenditures	($12,635)	($5,601)
Business acquisition, net of cash acquired	(3,000)	-
Prepublication costs	(3,151)	(3,119)
Proceeds from disposition of assets	590	-
Other	(47)	(72)
Cash used for investing activities	($18,243)	($8,792)

Financing activities:
Long-term borrowings, net	8,819	878
Cash dividends	(7,548)	(7,495)
Proceeds from stock plans	241	412
Cash used for financing activities	$1,512	($6,205)

Other non-GAAP measures - EBITDA:
Net income (loss)	$5,989	($8,858)
Income tax provision (benefit)	3,749	(4,657)
Interest expense, net	367	574
Depreciation and amortization	15,527	15,824
Impairment charge	-	15,607
Restructuring costs	(200)	3,794
EBITDA	$25,432	$22,284

In addition to measuring our performance by generally accepted accounting principles, we also track several non-GAAP measures including Free Cash Flow and EBITDA (earnings before interest, taxes, depreciation and amortization) as additional indicators of the company's operating cash flow performance. These measures should be considered in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

COURIER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

	Quarter Ended			Nine Months Ended
BOOK MANUFACTURING SEGMENT	June 27, 2009			June 27, 2009
	GAAP	Restruc-	Non-	GAAP	Restruc-	Non-
	Basis	turing	GAAP	Basis	turing	GAAP
	Measures	Costs (1)	Measures	Measures	Costs (1)	Measures

Net sales	$52,691		$52,691	$153,472		$153,472
Cost of sales	42,824	(65)	42,759	126,964	(2,819)	124,145

Gross profit	9,867	65	9,932	26,508	2,819	29,327

Selling and administrative expenses	6,127	-	6,127	19,832	(491)	19,341

Operating income (loss)	$3,740	$65	$3,805	$6,676	$3,310	$9,986

	Quarter Ended			Nine Months Ended
SPECIALTY PUBLISHING SEGMENT	June 27, 2009			June 27, 2009
	GAAP	Restruc-	Non-	GAAP	Restruc-	Non-
	Basis	turing	GAAP	Basis	turing	GAAP
	Measures	Costs (1)	Measures	Measures	Costs (1)	Measures

Net sales	$11,327		$11,327	$34,888		$34,888
Cost of sales	7,120	0	7,120	22,447	(107)	22,340

Gross profit	4,207	-	4,207	12,441	107	12,548

Selling and administrative expenses	4,831	-	4,831	15,558	(377)	15,181

Operating income (loss)	($624)	$0	($624)	($3,117)	$484	($2,633)

(1)	In fiscal 2009, restructuring costs included employee severance expenses related to cost savings initiatives in both of the Company's segments as well as ceasing Creative Homeowner's distribution service within the Specialty Publishing segment. Restructuring costs also included expenses related to closing the Book-mart Press manufacturing facility within the Book Manufacturing segment.

CONTACT:
Courier Corporation
James F. Conway III, 978-251-6000
Chairman, President and Chief Executive Officer
or
Peter M. Folger, 978-251-6000
Senior Vice President and Chief Financial Officer
www.courier.com